SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 4, 2005

A.C.T. HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Plantation Street, Worcester, MA 01605
(Address of principal executive offices, including zip code)

(508) 756-1212
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c)           James G. Stewart, age 52, has been named Senior Vice President of Finance and Chief Financial Officer of A.C.T. Holdings, Inc., a Nevada corporation (the “Company”), effective April 1, 2005.  Prior to joining the Company, Mr. Stewart served as Executive Vice President of Finance and Administration for LRN, a technology company providing software solutions in corporate ethics and governance.  Between April 2002 and July of 2004, Mr. Stewart was the Chief Financial Officer for SS8 Networks, a company which provides software solutions to telecommunications providers.  Prior to his appointment at SS8 Networks, Mr. Stewart served as the Chief Financial Officer for Graviton, a provider of wireless sensor and data applications, and, from February 1999 to March 2001, he held the position of Chief Financial Officer for Ventro Corporation.  At Ventro Corporation, Mr. Stewart was responsible for the raising of capital in the company’s initial public offering and subsequent debt offerings.  Before his tenure at Ventro Corporation, Mr. Stewart served for over 3 years as Chief Financial Officer of CN Biosciences, Inc., a publicly traded life sciences company.  At CN Biosciences, he played a significant role in the company’s initial public offering and was responsible for the management of finance culminating in the sale of the business to Merck KgaA Darmstadt.  Prior to joining CN Biosciences, he held key finance positions at two other companies after leaving Ernst & Young (formerly Arthur Young & Co.), where he had served as an audit partner for 13 years.  Mr. Stewart holds a Bachelor’s Degree in Business Administration from the University of Southern California.

On March 13, 2005, the Company entered into an Employment Agreement with Mr. Stewart for employment services to commence on April 1, 2005.  Mr. Stewart’s Employment Agreement provides for the payment of an annual salary of $235,000 once the Company raises $10,000,000 in capital, but, prior to that time, his annual salary is $185,000.  In addition, Mr. Stewart is eligible to receive an annual bonus in an amount as determined by the Chief Executive Officer and the Board of Directors of the Company.  The Employment Agreement also confirms a grant to Mr. Stewart of options to purchase 400,000 of the Company’s outstanding shares, subject to a 48 month vesting schedule, with a per share strike price equal to $.85.  Pursuant to the terms of the Employment Agreement, in the event Mr. Stewart is terminated without cause (as defined in the agreement), he will be entitled to a lump sum payment in an amount equal to 6 months of his base salary.  Further, in the event Mr. Stewart is terminated without cause within 12 months following a change of control (as defined in the agreement), he will be entitled to the lump sum payment described above, and, all of Mr. Stewart’s unvested stock options shall accelerate and become vested at such time.  The Employment Agreement also provides for Mr. Stewart’s participation in the Company’s benefit plans and contains customary confidentiality and non-disclosure provisions.  Mr. Stewart’s employment is “at will.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C.T. HOLDINGS, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: April 4, 2005